UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2014
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico 87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On February 7, 2014, EMCORE Corporation (the “Company”) entered into an Indemnification Agreement with each of the following directors: Steven R. Becker; Stephen Domenik; and Gerald Fine (collectively, the Indemnitees"). Each Indemnification Agreement, the form of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated December 11, 2012, clarifies and supplements indemnification provisions already contained in the Company's Bylaws and generally provides that the Company shall indemnify the Indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director of the Company. Each Indemnification Agreement also provides for rights to advancement of expenses and contribution. The Company anticipates that it will enter into a substantially similar Indemnification Agreement with any new directors or executive officers.

The description of the Indemnification Agreements between the Company and each of the Indemnitees set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated December 11, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: February 10, 2014	By: /s/ Mark Weinswig Name: Mark Weinswig Title: Chief Financial Officer